Exhibit 1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31636) of Mettler Toledo International, Inc., of our report dated May 22, 2003 relating to the financial statements and schedule of the Mettler-Toledo, Inc. Enhanced Retirement Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
October 13, 2004

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